UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 7, 2004

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6862	13-1898818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer (Identification No.)

Eleven Madison Avenue, New York, New York		10010
(Address of principal executive office)		(Zip Code)

(212) 325-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 7, 2004, Credit Suisse Group, our ultimate parent, issued a press release regarding its strategy for the integration of its banking units and other strategic initiatives for its businesses, including Credit Suisse First Boston, the business unit of which we are a part.

The following are excerpts from Credit Suisse Group’s press release principally as it relates to the Credit Suisse First Boston business unit:

“In conjunction with its Investor Day event, Credit Suisse Group today announced its plans to fully integrate its banking units over the next 18 months to two years and to create distinct lines of business dedicated to private clients, corporate and investment banking clients, and asset management. The Group also presented specific growth plans for each of its individual businesses, including a more focused strategic direction for Institutional Securities and Wealth & Asset Management.”

* * *

“In connection with its Investor Day, Credit Suisse Group also announced plans to enhance the level of performance of each of its individual businesses by addressing common strategic themes such as client service, integration, focus and growth.”

“Credit Suisse First Boston’s strategy will be geared towards securing a leadership position in selected areas by creating a more focused franchise. It will achieve this by identifying and allocating resources to its most valuable clients and pursuing excellence in select high-margin services such as leveraged finance, M&A, IPOs, derivatives and mortgage securitization - all areas where it has competitive strengths and attractive growth opportunities. Increased earnings and a stronger capital base will allow Credit Suisse First Boston to capture trading opportunities through extended, disciplined and diversified risk-taking. Institutional Securities and Wealth & Asset Management will also make a number of structural changes within their various businesses to ensure greater bottom-line accountability, as well as to improve cost discipline and to capitalize on the integration with the Group’s other banking businesses.”  ***

“In line with this strategy, key growth initiatives at Institutional Securities will include the creation of a unified global proprietary trading group under a single management structure across equities and fixed income. In order to grow its derivatives business, it will also create a consolidated derivatives structuring group. Institutional Securities will grow its leading leveraged finance and mortgage franchises by expanding into Europe. It also plans to build up a commodities unit. In investment banking, Institutional Securities will consolidate its capital markets businesses as well as creating separate advisory and financing coverage capabilities in order to tailor its coverage more closely to its clients’ needs. Investment banking growth will be generated by focusing coverage resources on high-margin businesses and clients, both in its leading middle-market business and among its targeted large-cap clients.”

“In Wealth & Asset Management, key initiatives will include the strengthening of internal funds in areas delivering strong growth and performance. In line with this approach, Credit Suisse First Boston intends to spin out its Merchant Banking Partners business, its Credit Opportunities Fund and the Diversified Credit Strategies Fund, while maintaining a significant financial interest in - and a strategic relationship with - these funds. It will also focus on expanding its services for limited partners, which has been identified as a prime growth area in the alternative capital arena. Credit Suisse Asset Management will focus on improving its investment performance and will expand global product offerings while maintaining regional distribution, as well as streamlining its businesses in the US and Asia. The Private Client Services business will better exploit the attractiveness of the global product platform and build upon its leading position in volatility management.”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ Paul C. Wirth
Paul C. Wirth
Chief Financial and Accounting Officer

December 7, 2004